Exhibit 10.36

TERMINATION OF LEASE

This Early Termination of Lease is made and entered into this 1st of March, 2004 by and between MIE Properties, Inc., as Landlord and BBI Biotech Research Laboratories, Inc. as Tenant.

RECITALS

This Early Termination of Lease is made with reference to the following facts and objectives:

A.            By Lease dated December 1, 1999 (collectively referred to herein as “Lease”), Tenant leased from Landlord and Landlord leased to Tenant certain real property consisting of approximately 35,560 square feet of area which are commonly known as 5107 Pegasus Court Suites A-M, Frederick, MD 21704 (the “Premises”).

B.            Said Lease was to expire November 30, 2006.

C.            Landlord and Tenant entered into a Lease dated as of the date hereof (referred to herein as the “New Lease”),  pursuant to which Tenant leased from Landlord and Landlord leased to Tenant certain real property consisting of approximately 65,160 square feet of area which is commonly known as 8425 Progress Drive, Suites A-Y, Frederick, MD 21701. The New Lease shall commence on August 1, 2004.

D.            Tenant desires to terminate the Lease on July 31, 2004.

NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

1.                                       Tenant agrees to vacate the Premises on or before July 31, 2004. The Lease will terminate on July 31, 2004. Tenant will vacate the Premises by Midnight July 31, 2004. Notwithstanding anything in the Lease to the contrary. Tenant shall be permitted to remove all bench work and vacuum insulated piping in the existing repository areas of the Premises. In addition to the liquid nitrogen bulk tank, all emergency generators, ATS equipment and paralleling gear located at the Premises.

2.                                       Tenant shall be allowed to occupy the Premises for the one month period commencing July 1, 2004 to July 31, 2004.  Tenant shall not be responsible for any base rent during the one-month period commencing July 1, 2004 and ending July 31, 2004.

3.             As of August 1, 2004, Tenant shall pay rent on the New Premises and all other terms and conditions of the New Lease shall be enforced.

4.                                       This Early Termination of Lease is contingent upon Tenant’s ability to use, occupy and enjoy the New Premises as of August 1, 2004, If Tenant is unable to use, occupy and enjoy the New Premises on August 1, 2004, then Tenant shall be entitled to continue in possession of the Premises on a month-to-month basis until such time as Tenant vacates the Premises, subject to the following terms and conditions:

a.                                       If Landlord has entered into a written lease agreement for the Premises with another tenant with a term commencing on or before October 1, 2004, and Tenant’s failure to vacate is due to Tenant’s negligence or willful misconduct, or force majeure, then Tenant shall pay 150% of the monthly rental installments under the Lease and all other provisions of the Lease shall remain in full force and effect.

b.                                      If Landlord has not entered into a written lease agreement for the Premises with another tenant, or if Tenant’s failure to vacate is due to Landlord’s negligence or willful misconduct, then Tenant shall pay the regular monthly rental installments under the Lease and all other provisions of the Lease shall remain in full force and effect.

5.                                       Notwithstanding anything herein to the contrary, if the New Lease is terminated by Tenant on or before April 30, 2004, this Early Termination of Lease shall be null and void and the Lease shall continue in accordance with its terms.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Early Termination of Lease as of the date first above written.

WITNESS:		LANDLORD: MIE Properties, Inc. as agent for owner

By:	/s/ Jennifer Roschel	By:	/s/ Julianne A. Wagner

		Printed Name:	Julianne A. Wagner

		Title:	Partner

WITNESS:		TENANT: BBI Biotech Research Laboratories, Inc.

By:	/s/ Kristin Pettit	By:	/s/ Mark Manak

		Printed Name:	Mark Manak
		Title:	Senior Vice Pres. & General Manager

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February         , 2004

Mr. Mark Manak

BBI Biotech Research Laboratories
5107 Pegasus Court
Frederick, MD 21704

RE:          Letter of Understanding for BBI Biotech Research Laboratories located at 8425 Progress Drive, Suite A-Y

Dear Mark:

Whereas, by the Lease dated March 1, 2004 (the “Lease”), MIE Properties, Inc (“Landlord”) leased BBI Biotech Research Laboratories (“Tenant”) 65,160 square feet of rentable area located at 8425 Progress Drive, Suites A-Y, Frederick, MD 21701 (the “Premises”);

Whereas, said Lease will commence on August 1, 2004.

Now, therefore, in consideration of the mutual covenants of the parties hereto, the parties agree as follows:

1)              Tenant shall not be responsible for any base rent payments during the one-month period commencing July 1, 2004 and ending July 31, 2004.   During the term of this Letter of Understanding, unless otherwise provided in this Letter of Understanding, the rights and obligations of the parties shall be governed by the Lease, which is incorporated in this Letter of Understanding by reference.

2)              Tenant shall be responsible to pay all utilities during the one-month period commencing July 1, 2004 and ending July 31, 2004.

3)              Upon termination of this Letter of Understanding, Tenant shall occupy the Premises pursuant to the Lease.

4)              The parties represent to one another that they have full power and authority to enter into this Letter of Understanding.

In witness, whereof, the parties have caused this Letter of Understanding to be executed and delivered as of the date of this Letter.

WITNESS:	MIE PROPERTIES, INC.

/s/ Jennifer Roschel	BY:	/s/ Julianne A. Wagner

WITNESS:	TENANT: BBI Biotech Research Laboratories, Inc.

/s/ Kristin Pettit	BY:	/s/ Mark Manak

February 27, 2004

Ms. Julianne Wagner

MIE Properties, Inc.

5104 Pegasus Court

Suite A

Frederick, MD 21704

Re:                               Lease dated March 1, 2004, by and between MIE Properties, Inc. (“Landlord”) and BBI Biotech Research Laboratories, Inc. (“Tenant”) for the premises located at 8425 Progress Drive, Suites A-Y, Frederick, Maryland (the “Lease”).

Dear Ms. Wagner:

Pursuant to the above-referenced Lease, Tenant has agreed to lease the Premises from Landlord for a term of 11 years, which term shall commence no later than August 1, 2004.  This letter sets forth our understanding with respect to Tenant’s right to terminate the Lease on the terms and conditions contained herein.  Capitalized terms used but not defined herein shall have the meanings given such terms in the Lease (including, without limitation, all Exhibits thereto).

Notwithstanding anything to the contrary elsewhere contained herein or in the Lease, provided that Tenant uses commercially reasonable best efforts to obtain the issuance of all permits required for the construction of the Tenant Improvements contemplated in the Lease, if any governmental authority fails to issue any such required permit(s), Tenant may, in its sole discretion, by written notice delivered to Landlord on or before the close of business on April 30, 2004, terminate the Lease and neither Landlord nor Tenant shall have any further obligation or liability to the other under the Lease or otherwise.

In consideration of the foregoing, Tenant is delivering to Landlord (i) a check in the amount of $40,261,00, as the security deposit under and pursuant to the terms of the Lease (the “Security Deposit”) and (ii) a check in the amount of $69,739,00 (the “Additional Deposit”). If Tenant elects to terminate the Lease in accordance with the terms of this letter, then, notwithstanding the terms of the Lease and the Security Deposit Agreement attached thereto, Landlord shall be entitled to retain the Security Deposit and the Additional Deposit as agreed-upon liquidated damages and such amounts shall be Landlord’s sole remedy for Tenant’s termination of the Lease hereunder.

If Tenant does not deliver a notice of termination to Landlord on or before the close of business on April 30, 2004, then Tenant shall be deemed to have waived its right to terminate hereunder and the Lease and the Security Deposit Agreement shall continue in full force and effect in accordance with the terms thereof.  In such event, Landlord shall deliver the Additional Deposit to Tenant no later than May 3, 2004 or, if earlier, two business days after the date on which Tenant delivers written notice to Landlord that Tenant has waived its right to terminate hereunder.  The parties agree that the Additional Deposit shall not accrue interest.

Notices required or permitted to be given pursuant to this letter shall be given in accordance with the terms of the Lease.

Sincerely,

BBI Biotech Research Laboratories, Inc.

		By:	/s/ Mark Manak

		Title:	General Manager & Sr. Vice Pres.

Agreed to and accepted this 1st day of March, 2004:

MIE Properties, Inc.

By:	/s/ Julianne A. Wagner

Title:	Partner

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